SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

As previously announced on January 6, 2021, Walgreens Boots Alliance, Inc. (the “Company”) entered into a share purchase agreement (the “Share Purchase Agreement”) with AmerisourceBergen Corporation (the “Transaction”). Pursuant to the terms and subject to the conditions set forth in the Share Purchase Agreement, AmerisourceBergen Corporation will purchase the majority of the Company’s Alliance Healthcare business as well as a portion of the Company’s retail pharmacy international businesses in Europe (the “Disposal Group”). The Company will account for the Transaction as a business disposition. The related assets, liabilities and operating results of the Disposal Group will be reported as discontinued operations beginning with the Company’s second quarter fiscal 2021 financial results. As a result of the Transaction, also beginning with the Company’s second quarter fiscal 2021 financial results, the Company has reorganized how its remaining businesses are managed. As such, the Company’s segment reporting structure has been revised to reflect this new structure which is aligned into two reportable segments: United States and International. Historical periods presented with the Company’s second quarter fiscal 2021 financial results will also reflect the Disposal Group as discontinued operations and the Company’s new segment reporting structure.

The unaudited consolidated condensed statements of earnings and certain related financial information for the first quarter of the 2021 fiscal year and for the 2020 and 2019 fiscal years provided in Exhibit 99.1 are derived from the Company’s historical financial statements for the periods presented and have been adjusted to reflect the Disposal Group as discontinued operations and the Company’s new segment structure.

The unaudited consolidated condensed statements of earnings and related financial information provided in Exhibit 99.1 should be read in conjunction with (i) the audited consolidated condensed financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Reports on Form 10-K for the years ended August 31, 2020 and 2019 and (ii) the unaudited condensed consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 2020, May 31, 2020, February 28, 2020, November 30, 2019, May 31, 2019, February 28, 2019 and November 30, 2018.

The information in this Item 2.02, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Recast of Walgreens Boots Alliance, Inc. dated March 31, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: March 31, 2021	By:	/s/ James Kehoe
	Title:	Executive Vice President and Global Chief Financial Officer